Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our auditors’ report dated February 13, 2006 on the financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2005 in the Annual Report (Form 20-F) of SuperCom Limited filed with the United States Securities and Exchange Commission.

BDO McCabe Lo Limited
Certified Public Accountants

June 29, 2006